Exhibit 31.4

Certification of Principal Financial Officer
Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a)
Under the Securities Exchange Act of 1934, as Amended

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Bill Roeschlein, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q for the period ended June 30, 2023 of Tigo Energy, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 23, 2023

/s/ Bill Roeschlein
Bill Roeschlein
Chief Financial Officer
(Principal Financial and Accounting Officer)